SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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Date of report (Date of earliest event reported)   September 19, 2001
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                            NATIONAL FUEL GAS COMPANY
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               (Exact Name of Registrant as Specified in Charter)

         New Jersey                    1-3880                  13-1086010
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(State or Other Jurisdiction         (Commission             (IRS Employer
     of Incorporation)              File Number)          Identification No.)


10 Lafayette Square, Buffalo, New York                           14203
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code    (716) 857-7000
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N/A
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 5. Other Events.

          On September 19, 2001, National Fuel Gas Company announced the election of Philip C. Ackerman as Chief Executive Officer to succeed Bernard J. Kennedy, effective October 1, 2001. Mr. Kennedy, 70, who joined the Company in 1958 and has been Chief Executive Officer since 1988, will remain Chairman until the end of the year and will continue to serve as a Director. Mr. Kennedy has also agreed to serve as a consultant to the Company for 30 months commencing January 2, 2002 at a monthly retainer of $20,833. Mr. Ackerman, 57, joined the Company in 1968 and has been President since 1999, a Director since 1994 and Chief Financial Officer since 1981.

          In connection with the transition in its leadership, the Company has agreed to arrangements under which its existing agreement with Mr. Kennedy will conclude on January 2, 2002. In the interim, Mr. Kennedy's cash compensation will continue at the current level and it is anticipated that he will receive an option grant in accordance with normal year-end practice. In addition, Mr. Kennedy will continue to be entitled to a lifetime monthly retirement benefit of $11,878 under the Company's qualified Retirement Plan. In recognition of his long and distinguished service to the Company, and in consideration of his waiver of the balance of his existing agreement with the Company, his undertaking to be bound permanently by comprehensive confidentiality and non-disclosure arrangements, and his agreement to a broad, three-year, non-compete covenant, the Company has agreed to award Mr. Kennedy, effective October 1, 2001, 100,000 shares of the Company's stock (which shares will be purchased by the Company on the open market) and to settle Mr. Kennedy's pension entitlements in accordance with the Company's Executive Retirement Plan, as amended to accommodate similarly situated executives and reflect prior actions of the Company's Board of Directors. Pursuant to that settlement, Mr. Kennedy is entitled to a lifetime monthly retirement benefit of $183,745, which translates into a one-time cash out option of $23,000,000 as of January 1, 2004, which amount would be payable as a death benefit, in the event of Mr. Kennedy's death prior to January 1, 2004. This cash out would eliminate the Company's liability for any future annuity payments under the Executive Retirement Plan.

          The foregoing summary of the Company's arrangements with Mr. Kennedy is qualified in its entirety by reference to the Retirement and Consulting Agreement, the Pension Settlement Agreement and the Amendment to the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan filed as exhibits hereto.

          Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company's internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company's internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

          The following exhibits are filed as part of this report:

              10(iii)(a) Retirement and Consulting Agreement, dated September
                         5, 2001, between the Company and Bernard J. Kennedy.

              10(iii)(b) Pension Settlement Agreement, dated September 5, 2001, between the Company and Bernard J. Kennedy.

              10(iii)(c) Amendment to National Fuel Gas Company and
                         Participating Subsidiaries Executive Retirement Plan, dated September 13, 2001 (incorporated by reference to Exhibit 1 to the Pension Settlement Agreement filed herewith as Exhibit 10(iii)(b)).

              99         Press Release of the Company, dated September 19, 2001.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NATIONAL FUEL GAS COMPANY

Dated:  September 21, 2001                      By: /s/ James R. Peterson
                                                    ---------------------
                                                     Name:  James R. Peterson
                                                     Title: Assistant Secretary





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                                  Exhibit Index

        Exhibit
         Number                          Description

       10(iii)(a)   Retirement and Consulting Agreement, dated September 5,
                    2001, between the Company and Bernard J. Kennedy.

       10(iii)(b)   Pension Settlement Agreement, dated September 5, 2001,
                    between the Company and Bernard J. Kennedy.

       10(iii)(c)   Amendment to National Fuel Gas Company and Participating
                    Subsidiaries Executive Retirement Plan, dated September 13,
                    2001 (incorporated by reference to Exhibit 1 to the Pension
                    Settlement Agreement filed herewith as Exhibit 10(iii)(b)).

       99           Press Release of the Company, dated September 19, 2001.